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                                                                    EXHIBIT 23.2


                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-8 (No. 333-92495) of Huttig Building
Products, Inc. Savings and Profit Sharing Plan (the "Plan") of our reports dated January 24, 2003 (March 6, 2003 as to Note 14) and June 5, 2003, appearing in the Annual Report on Form 10-K of Huttig Building Products, Inc. for the year ended December 31, 2002 and in the Annual Report on Form 11-K of the Plan for the year ended December 31, 2002, respectively.



/s/ DELOITTE & TOUCHE LLP


St. Louis, Missouri
September 22, 2003